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                                                                      EXHIBIT 16


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

April 30, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April 30, 2002 of Marex, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP